Exhibit 99.1

PACKAGING CORPORATION OF AMERICA REPORTS SECOND QUARTER 2022 RESULTS

Lake Forest, IL, July 25, 2022 – Packaging Corporation of America (NYSE: PKG) today reported second quarter 2022 net income of $301 million, or $3.20 per share, and net income of $304 million, or $3.23 per share, excluding special items. Second quarter net sales were $2.2 billion in 2022 and $1.9 billion in 2021.

Diluted earnings per share attributable to Packaging Corporation of America shareholders

	Three Months Ended
	June 30,
	2022	2021	Change
Reported Diluted EPS	$3.20	$2.17	$1.03
Special Items Expense (1)	0.02	—	0.02
Diluted EPS excluding Special Items (2)	$3.23	$2.17	$1.06

(1) For descriptions and amounts of our special items, see the schedules with this release.
(2) Amounts may not foot due to rounding.

Reported earnings in the second quarter of 2022 include special items primarily for certain costs at the Jackson, AL mill for paper-to-containerboard conversion related activities.

Excluding special items, the $1.06 per share increase in second quarter 2022 earnings compared to the second quarter of 2021 was driven primarily by higher prices and mix $2.04 and volume $.12 in the Packaging segment, higher prices and mix in the Paper segment $.18, lower scheduled outage expenses $.08, lower interest expense $.03, a lower share count resulting from 2021 share repurchases $.03, and other items $.03. These items were partially offset by higher operating costs ($.95), higher freight and logistics expenses ($.25), higher converting costs ($.10), higher depreciation expense ($.08), lower volume in the Paper segment ($.06), and a higher tax rate ($.01).

Results were $.40 above second quarter guidance of $2.83 per share primarily due to higher prices and mix in the Packaging segment, lower scheduled outage expenses, and lower fiber and energy costs resulting from efficiency and usage initiatives.

Financial information by segment is summarized below and in the schedules with this release.

	(dollars in millions)
	Three Months Ended
	June 30,
	2022	2021
Segment income (loss)
Packaging	$419.8	$317.2
Paper	22.7	2.6
Corporate and Other	(26.7)	(25.2)
	$415.8	$294.6

Segment income (loss) excluding special items
Packaging	$419.3	$314.2
Paper	26.2	5.4
Corporate and Other	(26.7)	(25.9)
	$418.8	$293.7

EBITDA excluding special items
Packaging	$525.3	$408.8
Paper	31.5	11.6
Corporate and Other	(24.2)	(23.6)
	$532.6	$396.8

In the Packaging segment, total corrugated products shipments and shipments per day were flat (0.18%) compared to last year’s second quarter, which was up 9.6% versus the previous year. Containerboard production was 1,256,000 tons, and containerboard inventory was up 2,000 tons versus the first quarter of 2022 and up 5,000 tons compared to the second quarter of 2021. In the Paper segment, sales volume was down 17,000 tons compared to the second quarter of 2021 and down 10,000 tons from the first quarter of 2022.

Commenting on reported results, Mark W. Kowlzan, Chairman and CEO, said, “Results for the quarter were excellent as we once again improved our margins while continuing to experience significant cost inflation across the Company as well as various supply chain challenges. We had great execution of our previously announced price increases in both the Packaging and Paper segments. Demand in our Packaging segment was solid with corrugated demand flat with last year’s record second quarter, which was up almost 10% versus the prior year, along with demand out of our containerboard mills generating new second quarter production and sales volume records. Even with record production from our mills, we still ended the quarter with weeks of containerboard inventory supply below our historical levels due to both internal and external demand needs. The scheduled outages in our containerboard mills were performed very well, but we had to postpone the scheduled outage at our International Falls paper mill due to excessive flooding in the area just prior to the outage. We have rescheduled this work to be completed in the third quarter. Employees across the Company continued to do an outstanding job of meeting our customers’ needs and delivering on the numerous initiatives and projects to reduce costs and improve efficiencies across all of our facilities.”

"Looking ahead as we move from the second and into the third quarter,” Mr. Kowlzan added, “in our Packaging segment, although the majority of our previously announced price increases were recognized in the second quarter, the remaining portion will be implemented during the third quarter. In our Paper segment, we will continue implementing our previously announced price increases, and earlier today we notified customers of an additional $60 per ton price increase on all paper grades, effective with shipments beginning September 6th. We began the third quarter with containerboard inventories below our target, so we plan to build inventory ahead of the fourth quarter outage at our Jackson Mill for the first phase of the No. 3 machine conversion to virgin linerboard. With economic conditions continuing to be negatively impacted by broad-based inflation and aggressive interest rate increases, we see corrugated products growth as softening in the quarter but demand still firm as certain end markets work through their current supply of inventory. We expect continued inflation in most all of our operating and converting costs to be the primary driver of our third quarter results. Higher gas, purchased electricity, and chemical prices along with higher labor costs are expected to be the key areas during the quarter. Continued rail service challenges along with rail fuel surcharges that typically lag diesel fuel prices by 30-60 days should also result in higher freight and logistics expenses. And finally, scheduled outage costs will be higher due to the International Falls mill outage that was postponed from the second to the third quarter. Considering these items, we expect third quarter earnings of $2.80 per share."

We present various non-GAAP financial measures in this press release, including diluted EPS excluding special items, segment income excluding special items and EBITDA excluding special items. We provide information regarding our use of non-GAAP financial measures and reconciliations of historical non-GAAP financial measures presented in this press release to the most comparable measure reported in accordance with GAAP in the schedules to this press release. We present our earnings expectation for the upcoming quarter excluding special items as special items are difficult to predict and quantify and may reflect the effect of future events. We currently anticipate special items in the third quarter of 2022 to include accounting charges, fees, and expenses for paper-to-containerboard conversion related activities at the Jackson, AL mill. We do not currently expect any additional significant special items during the third quarter; however, additional special items may arise due to third quarter events.

PCA is the third largest producer of containerboard products and a leading producer of uncoated freesheet paper in North America. PCA operates eight mills and 90 corrugated products plants and related facilities.

Some of the statements in this press release are forward-looking statements. Forward-looking statements include statements about our future earnings and financial condition, the impact of the COVID-19 pandemic on our business, expected benefits from acquisitions and restructuring activities, our industry and our business strategy. Statements that contain words such as “will”, “should”, “anticipate”, “believe”, “expect”, “intend”, “estimate”, “hope” or similar expressions, are forward-looking statements. These forward-looking statements are based on the current expectations of PCA. Because forward-looking statements involve inherent risks and uncertainties, the plans, actions and actual results of PCA could differ materially. Among the factors that could cause plans, actions and results to differ materially from PCA’s current expectations include the following: the impact of the COVID-19 pandemic on the health of our employees and on the employees of our suppliers and customers, on our ability to operate our business, and on economic conditions affecting our business and demand for our products; the impact of general economic conditions; conditions in the paper and packaging industries, including competition, product demand and product pricing; fluctuations in wood fiber and recycled fiber costs; fluctuations in purchased energy costs; the possibility of unplanned outages or interruptions at our principal facilities; and legislative or regulatory requirements, particularly concerning environmental matters, as well as those identified under Item 1A. Risk Factors in PCA’s Annual Report on Form 10-K for the year ended December 31, 2021, and in subsequent quarterly reports on Form 10-Q, filed with the Securities and Exchange Commission and available at the SEC’s website at “www.sec.gov”.

CONTACT:

Barbara Sessions

Packaging Corporation of America

INVESTOR RELATIONS: (877) 454-2509

PCA’s Website: www.packagingcorp.com

Conference Call Information:

WHAT:	Packaging Corporation of America’s 2nd Quarter 2022 Earnings Conference Call
Conference ID: Packaging Corporation of America

WHEN:	Tuesday, July 26, 2022 at 9:00am Eastern Time

PRE-REGISTRATION:	https://dpregister.com/sreg/10168404/f3743c256c
OR
CALL-IN NUMBER:	(866) 777-2509 (U.S.); (866) 605-3852 (Canada) or (412) 317-5413 (International)
Dial in by 8:45am Eastern Time

WEBCAST INFO:	http://www.packagingcorp.com

REBROADCAST DATES:	July 26, 2022 through August 9, 2022

REBROADCAST NUMBERS:	(877) 344-7529 (U.S.); (855) 669-9658 (Canada) or (412) 317-0088 (International)
Passcode: 5521985

Packaging Corporation of America

Consolidated Earnings Results

Unaudited

(dollars in millions, except per-share data)

	Three Months Ended				Six Months Ended
	June 30,				June 30,
	2022		2021		2022		2021
Net sales	$2,237.3		$1,879.9		$4,373.7		$3,687.0
Cost of sales	(1,648.5)	(1)	(1,431.1)	(2)	(3,251.7)	(1)	(2,834.5)	(2)
Gross profit	588.8		448.8		1,122.0		852.5
Selling, general, and administrative expenses	(156.7)		(146.3)	(2)	(317.7)		(291.3)	(2)
Other expense, net	(16.3)	(1)	(7.9)	(2)	(31.9)	(1)	(28.3)	(2)
Income from operations	415.8		294.6		772.4		532.9
Non-operating pension income	3.6		5.0		7.3		9.8
Interest expense, net	(18.8)		(24.9)		(38.7)		(48.4)
Income before taxes	400.6		274.7		741.0		494.3
Provision for income taxes	(99.1)		(67.4)		(185.3)		(120.5)
Net income	$301.5		$207.3		$555.7		$373.8

Earnings per share:
Basic	$3.22		$2.18		$5.93		$3.94
Diluted	$3.20		$2.17		$5.91		$3.92

Computation of diluted earnings per share under the two class method:
Net income	$301.5	$207.3	$555.7	$373.8
Less: Distributed and undistributed income available to participating securities	(2.6)	(1.8)	(4.6)	(3.1)
Net income attributable to PCA shareholders	$298.9	$205.5	$551.1	$370.7
Diluted weighted average shares outstanding	93.4	94.6	93.3	94.6
Diluted earnings per share	$3.20	$2.17	$5.91	$3.92

Supplemental financial information:
Capital spending	$189.1	$131.4	$402.3	$216.5
Cash, cash equivalents, and marketable debt securities	$810.8	$1,123.8	$810.8	$1,123.8

(1)
The three and six months ended June 30, 2022 include the following:

a.
$3.9 million and $5.4 million, respectively, of charges related to the announced discontinuation of production of uncoated freesheet paper grades on the No. 3 machine at the Jackson, Alabama mill associated with the permanent conversion of the machine to produce linerboard and other paper-to-containerboard conversion related activities. The costs were recorded in “Cost of sales” and “Other expense, net”, as appropriate.

b.
$0.9 million and $0.3 million, respectively, of income primarily consisting of insurance proceeds received for a natural disaster at one of the corrugated products facilities and a favorable lease buyout for a closed corrugated products facility, partially offset by closure costs related to corrugated products facilities and acquisition and integration costs related to the December 2021 Advance Packaging Corporation acquisition, which were recorded in "Cost of sales" and “Other expense, net”, as appropriate.

(2)
The three and six months ended June 30, 2021 include the following:

a.
$4.7 million and $2.6 million, respectively, of income primarily consisting of an adjustment of the required asset retirement obligation related to the 2020 closure of the San Lorenzo, California facility, a gain on sale of transportation assets, and insurance proceeds received for a natural disaster at one of the corrugated products facilities, partially offset by closure costs related to corrugated products facilities. These items were recorded in "Cost of sales" and “Other expense, net”, as appropriate.

b.
$3.8 million and $4.9 million, respectively, of charges related to the announced discontinuation of production of uncoated freesheet paper grades on the No. 3 machine at the Jackson, Alabama mill associated with the permanent conversion of the machine to produce linerboard and other paper-to-containerboard conversion related activities. The costs were recorded in “Cost of sales”, “Selling, general, and administrative expenses”, and “Other expense, net”, as appropriate.

Packaging Corporation of America

Segment Information

Unaudited

(dollars in millions)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021
Segment sales
Packaging	$2,066.9	$1,718.5	$4,031.3	$3,342.1
Paper	149.8	142.3	303.3	306.8
Corporate and Other	20.6	19.1	39.1	38.1
	$2,237.3	$1,879.9	$4,373.7	$3,687.0

Segment income (loss)
Packaging	$419.8	$317.2	$782.1	$575.1
Paper	22.7	2.6	45.1	11.3
Corporate and Other	(26.7)	(25.2)	(54.8)	(53.5)
Income from operations	415.8	294.6	772.4	532.9
Non-operating pension income	3.6	5.0	7.3	9.8
Interest expense, net	(18.8)	(24.9)	(38.7)	(48.4)
Income before taxes	$400.6	$274.7	$741.0	$494.3

Segment income (loss) excluding special items (1)
Packaging	$419.3	$314.2	$782.3	$574.2
Paper	26.2	5.4	50.0	15.2
Corporate and Other	(26.7)	(25.9)	(54.8)	(54.2)
	$418.8	$293.7	$777.5	$535.2

EBITDA excluding special items (1)
Packaging	$525.3	$408.8	$989.2	$760.9
Paper	31.5	11.6	60.4	27.4
Corporate and Other	(24.2)	(23.6)	(49.8)	(49.7)
	$532.6	$396.8	$999.8	$738.6

____________

(1)
Segment income (loss) excluding special items, earnings before non-operating pension income, interest, income taxes, and depreciation, amortization, and depletion (EBITDA), and EBITDA excluding special items are non-GAAP financial measures. Management excludes special items as it believes these items are not necessarily reflective of the ongoing results of operations of our business. We present these measures because they provide a means to evaluate the performance of our segments and our company on an ongoing basis using the same measures that are used by our management, because these measures assist in providing a meaningful comparison between periods presented and because these measures are frequently used by investors and other interested parties in the evaluation of companies and the performance of their segments. The tables included in "Reconciliation of Non-GAAP Financial Measures" on the following pages reconcile the non-GAAP measures with the most directly comparable GAAP measures. Any analysis of non-GAAP financial measures should be done only in conjunction with results presented in accordance with GAAP. The non-GAAP measures are not intended to be substitutes for GAAP financial measures and should not be used as such.

Packaging Corporation of America

Reconciliation of Non-GAAP Financial Measures

Unaudited

(dollars in millions)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021
Packaging
Segment income	$419.8	$317.2	$782.1	$575.1
Acquisition-related, facilities closure and other income	(0.9)	(3.9)	(0.3)	(1.8)
Jackson mill conversion-related activities	0.4	0.9	0.5	0.9
Segment income excluding special items (1)	$419.3	$314.2	$782.3	$574.2

Paper
Segment income	$22.7	$2.6	$45.1	$11.3
Jackson mill conversion-related activities	3.5	2.8	4.9	3.9
Segment income excluding special items (1)	$26.2	$5.4	$50.0	$15.2

Corporate and Other
Segment loss	$(26.7)	$(25.2)	$(54.8)	$(53.5)
Acquisition-related, facilities closure and other income	—	(0.8)	—	(0.8)
Jackson mill conversion-related activities	—	0.1	—	0.1
Segment loss excluding special items (1)	$(26.7)	$(25.9)	$(54.8)	$(54.2)

Income from operations	$415.8	$294.6	$772.4	$532.9

Income from operations, excluding special items (1)	$418.8	$293.7	$777.5	$535.2

____________

(1)
See footnote (1) on page 3, for a discussion of non-GAAP financial measures.

Packaging Corporation of America

Reconciliation of Non-GAAP Financial Measures

Unaudited

(dollars in millions)

Net Income and EPS Excluding Special Items (1)

	Three Months Ended
	June 30,
	2022				2021
	Income before Taxes	Income Taxes	Net Income	Diluted EPS	Income before Taxes	Income Taxes	Net Income	Diluted EPS
As reported	$400.6	$(99.1)	$301.5	$3.20	$274.7	$(67.4)	$207.3	$2.17
Special items (2):
Jackson mill conversion-related activities	3.9	(1.0)	2.9	0.03	3.8	(1.0)	2.8	0.03
Acquisition-related, facilities closure and other income	(0.9)	0.2	(0.7)	(0.01)	(4.7)	1.2	(3.5)	(0.03)
Total special items	3.0	(0.8)	2.2	0.02	(0.9)	0.2	(0.7)	—
Excluding special items	$403.6	$(99.9)	$303.7	$ 3.23 (3)	$273.8	$(67.2)	$206.6	$2.17

	Six Months Ended
	June 30,
	2022				2021
	Income before Taxes	Income Taxes	Net Income	Diluted EPS	Income before Taxes	Income Taxes	Net Income	Diluted EPS
As reported	$741.0	$(185.3)	$555.7	$5.91	$494.3	$(120.5)	$373.8	$3.92
Special items (2):
Jackson mill conversion-related activities	5.4	(1.4)	4.0	0.04	4.9	(1.2)	3.7	0.04
Acquisition-related, facilities closure and other income	(0.3)	0.1	(0.2)	—	(2.6)	0.6	(2.0)	(0.02)
Total special items	5.1	(1.3)	3.8	0.04	2.3	(0.6)	1.7	0.02
Excluding special items	$746.1	$(186.6)	$559.5	$5.95	$496.6	$(121.1)	$375.5	$3.94

____________

(1)
Net income and earnings per share excluding special items are non-GAAP financial measures. Management excludes special items as it believes these items are not necessarily reflective of the ongoing results of operations of our business. We present these measures because they provide a means to evaluate the performance of our company on an ongoing basis using the same measures that are used by our management, because these measures assist in providing a meaningful comparison between periods presented and because these measures are frequently used by investors and other interested parties in the evaluation of companies and their performance. Any analysis of non-GAAP financial measures should be done only in conjunction with results presented in accordance with GAAP. The non-GAAP measures are not intended to be substitutes for GAAP financial measures and should not be used as such.
(2)
Pre-tax special items are tax-effected at a combined federal and state income tax rate in effect for the period the special items were recorded and this rate is adjusted for each subsequent quarter to be consistent with the estimated annual effective tax rate, in accordance with ASC 270, Interim Reporting, and ASC 740-270, Income Taxes – Intra Period Tax Allocation. For all periods presented, income taxes on pre-tax special items represent the current amount of tax. For more information related to these items, see the footnotes to the Consolidated Earnings Results on page 1.
(3)
Amount may not foot due to rounding.

Packaging Corporation of America

Reconciliation of Non-GAAP Financial Measures

Unaudited

(dollars in millions)

EBITDA and EBITDA Excluding Special Items (1)

EBITDA represents income before non-operating pension income, interest, income taxes, and depreciation, amortization, and depletion. The following table reconciles net income to EBITDA and EBITDA excluding special items:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021
Net income	$301.5	$207.3	$555.7	$373.8
Non-operating pension income	(3.6)	(5.0)	(7.3)	(9.8)
Interest expense, net	18.8	24.9	38.7	48.4
Provision for income taxes	99.1	67.4	185.3	120.5
Depreciation, amortization, and depletion	114.3	104.7	224.0	205.5
EBITDA (1)	$530.1	$399.3	$996.4	$738.4
Special items:
Jackson mill conversion-related activities	3.4	2.5	3.7	3.1
Acquisition-related, facilities closure and other income	(0.9)	(5.0)	(0.3)	(2.9)
EBITDA excluding special items (1)	$532.6	$396.8	$999.8	$738.6

____________

(1)
See footnote (1) on page 3, for a discussion of non-GAAP financial measures.

Packaging Corporation of America

Reconciliation of Non-GAAP Financial Measures

Unaudited

(dollars in millions)

The following table reconciles segment income (loss) to EBITDA excluding special items:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021
Packaging
Segment income	$419.8	$317.2	$782.1	$575.1
Depreciation, amortization, and depletion	106.0	94.9	206.9	187.0
EBITDA (1)	525.8	412.1	989.0	762.1
Acquisition-related, facilities closure and other income	(0.9)	(4.2)	(0.3)	(2.1)
Jackson mill conversion-related activities	0.4	0.9	0.5	0.9
EBITDA excluding special items (1)	$525.3	$408.8	$989.2	$760.9

Paper
Segment income	$22.7	$2.6	$45.1	$11.3
Depreciation, amortization, and depletion	5.8	7.5	12.1	14.0
EBITDA (1)	28.5	10.1	57.2	25.3
Jackson mill conversion-related activities	3.0	1.5	3.2	2.1
EBITDA excluding special items (1)	$31.5	$11.6	$60.4	$27.4

Corporate and Other
Segment loss	$(26.7)	$(25.2)	$(54.8)	$(53.5)
Depreciation, amortization, and depletion	2.5	2.3	5.0	4.5
EBITDA (1)	(24.2)	(22.9)	(49.8)	(49.0)
Acquisition-related, facilities closure and other income	—	(0.8)	—	(0.8)
Jackson mill conversion-related activities	—	0.1	—	0.1
EBITDA excluding special items (1)	$(24.2)	$(23.6)	$(49.8)	$(49.7)

EBITDA excluding special items (1)	$532.6	$396.8	$999.8	$738.6

____________

(1)
See footnote (1) on page 3, for a discussion of non-GAAP financial measures.